UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2026

Vylor Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-43376	41-2930124
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 NW 62nd Avenue, Johnston, Iowa	50131
(Address of principal executive offices)	(Zip Code)

(515) 535-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VYLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

At 12:03 a.m., New York City time, on October 1, 2026 (the “Effective Time”), Corteva, Inc. (“Corteva”) completed its previously announced separation into two independent, publicly traded companies through the separation (“Separation”) of Corteva’s seed operating segment into an independent, publicly traded company, Vylor Inc. (the “Company”). The Separation was effected through a pro rata distribution of all of the outstanding shares of common stock, par value $0.01 per share, of the Company (“Company common stock”) to holders of common stock, par value $0.01 per share, of Corteva as of the close of business on September 24, 2026 (the “Distribution”). Additional information about the Distribution can be found in the Company’s information statement, dated September 24, 2026, which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 25, 2026 (the “Information Statement”), on August 6, 2026, under the section entitled “The Spin-Off”, which section is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At 12:01 a.m., New York City time, on October 1, 2026, in connection with the Separation, the Company issued to EIDP, Inc., a wholly owned subsidiary of Corteva (“EIDP”), 667,302,930 shares of Company common stock (the “New Company Shares”). The New Company Shares were subsequently distributed to Corteva and thereafter distributed in the Distribution. EIDP contributed to the Company 100% of the issued and outstanding shares of capital stock of Pioneer Hi-Bred International, Inc., a wholly-owned subsidiary of the Company (“PHI”), in exchange for (i) New Company Shares, (ii) payment of a cash distribution by the Company to EIDP in an aggregate amount equal to approximately $761 million (subject to certain adjustments) and (iii) the assumption by the Company of a portion of EIDP’s $500,000,000 aggregate principal amount of 2.300% Senior Notes due July 2030, $500,000,000 aggregate principal amount of 5.125% Senior Notes due May 2032 and $600,000,000 aggregate principal amount of 4.800% Senior Notes due May 2033 (such senior notes, collectively the “EIDP Notes”) in connection with the private offers to exchange any and all of the outstanding EIDP Notes, to the extent held by eligible holders, for new notes of the corresponding series issued by the Company. The New Company Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and in reliance on similar exemptions under applicable state laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

As previously disclosed in the Information Statement, the Company entered into (a) a five-year senior unsecured revolving credit facility in an aggregate principal amount equal to $3,000 million (the “Five-Year Revolving Credit Facility”) and (b) a 364-day senior unsecured revolving credit facility in an aggregate principal amount equal to $1,500 million (the “364-Day Revolving Credit Facility”). Information about the Five-Year Revolving Credit Facility and the 364-Day Revolving Credit Facility can be found in the Information Statement under the sections entitled “Description of Material Indebtedness—Credit Facilities—Five-Year Revolving Credit Facility” and “Description of Material Indebtedness—Credit Facilities—364-Day Revolving Credit Facility”, which sections are incorporated by reference into this Item 2.03.

As previously disclosed in the Information Statement,PHI entered into a loan facility for up to an aggregate principal amount of $3,500 million with Banco Bilbao Vizcaya Argentaria, S.A. New York Branch on August 26, 2026 (the “PHI Bilateral Facility”).

On October 1, 2026, following the Effective Time, PHI borrowed $1,578 million under the Five-Year Revolving Credit Facility and $1,500 million under the 364-Day Revolving Credit Facility. On October 1, 2026, these proceeds from the Five-Year Revolving Credit Facility and the 364-Day Revolving Credit Facility were used to repay $3,078 million of borrowings under the PHI Bilateral Facility. Following this repayment, on October 1, 2026, the PHI Bilateral Facility ceased to be effective.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 1, 2026, the Audit Committee of the Board of Directors of the Company appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2026. PwC was retained by Corteva, the Company’s former parent, to audit the combined balance sheets of the Seed Business of Corteva as of December 31, 2025 and 2024, and the related combined statements of operations, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2025, including the related notes and schedule of valuation and qualifying accounts for each of the three years in the period ended December 31, 2025 listed in the index to the financial statements (collectively referred to as the “combined financial statements”) included in the Information Statement.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Appointment and Resignation of Directors

Appointment and Resignation of Directors

On September 24, 2026, when the Company’s Registration Statement on Form 10, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2026 (as amended on August 14, 2026, September 15, 2026 and September 21, 2026, the “Registration Statement”), was declared effective by the SEC, the Board of Directors of the Company (the “Board”) was comprised of David P. Johnson and Jennifer A. Johnson.

In connection with the Separation, Mr. Johnson and Ms. Johnson resigned from their respective positions as members of the Board effective as of the Effective Time. Effective as of the Effective Time, the Board increased its size from two members to seven members. Each of Mr. Johnson’s and Ms. Johnson’s decision to resign from the Board is in connection with the Separation and is not the result of any disagreement relating to the Company’s operations, policies or practices.

In connection with the Separation, to fill the vacancies created by the foregoing director resignations and the expansion of the size of the Board, the Board appointed each of Karen H. Grimes (Chair), Victor J. Aguilar, Rajesh Kalathur, Marcos M. Lutz, Charles V. Magro, Johannes J. Oosthuizen and Kerry J. Preete as a member of the Board, effective as of the Effective Time.

Biographical information for each member of the Board can be found in the Information Statement under the section entitled “Management—Board of Directors Following the Spin-Off and Director Independence”, which section is incorporated by reference into this Item 5.02.

Effective as of the Effective Time, the Committees of the Board were comprised of the following members:

Committee	Members

Audit Committee	Rajesh Kalathur (Chair) Karen Grimes Johannes Oosthuizen

Governance and Compliance Committee	Marcos Lutz (Chair) Karen Grimes Rajesh Kalathur

People and Compensation Committee	Kerry Preete (Chair) Victor Aguilar Johannes Oosthuizen

Science and Innovation Committee	Victor Aguilar (Chair) Marcos Lutz Kerry Preete

None of the foregoing directors is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between any of such directors and any other person or the Company pursuant to which such directors were appointed to serve in his or her respective role.

Appointment and Resignation of Officers

On September 24, 2026, when the Registration Statement was declared effective by the SEC, the principal executive officer, president, principal financial officer, principal accounting officer, principal operating officer, or any person performing similar functions were Judd M. O’Connor and David P. Johnson, who served as President and Chief Financial Officer, respectively. In connection with the Separation, Mr. O’Connor ceased serving as President of the Company, effective as of the Effective Time.

In connection with the Separation, the Board appointed each person set forth in the table below as executive officers of the Company in the positions set forth beside such person’s name, in each case, effective as of the Effective Time, except that Mr. Johnson continued to serve as Chief Financial Officer of the Company.

Name	Age	Office(s)
Charles V. Magro	56	Chief Executive Officer
David P. Johnson	59	Chief Financial Officer
Dr. Samuel R. Eathington	57	Chief Technology Officer
Judd M. O’Connor	55	Chief Commercial & Operations Officer
Jennifer A. Johnson	51	Chief Legal Officer and Corporate Secretary
Audrey Grimm	45	Chief People Officer

Biographical information for each of the foregoing officers can be found in the Information Statement under the section entitled “Management—Executive Officers Following the Spin-Off”, which section is incorporated by reference into this Item 5.02.

Effective as of the Effective Time, Colleen Hopper, age 47, was named Vice President, Corporate Finance and Principal Accounting Officer of the Company. Ms. Hopper has held a series of finance and leadership positions at Corteva during the past five years, including Vice President, Crop Protection Finance; Vice President, Enterprise Strategy; Chief of Staff to the Chief Executive Officer; and Assistant Controller. Prior to Corteva, Ms. Hopper held various roles within E.I. duPont de Nemours and Company’s corporate accounting organization. Earlier in her career, she spent approximately ten years in public accounting, primarily with KPMG LLP, providing assurance services. Ms. Hopper is a Certified Public Accountant.

None of Mr. Magro, Mr. O’Connor, Mr. Johnson or Ms. Hopper has any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. None of Mr. Magro, Mr. O’Connor, Mr. Johnson or Ms. Hopper is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between any of Mr. Magro, Mr. O’Connor, Mr. Johnson or Ms. Hopper and any other person or the Company pursuant to which any of them were appointed to serve in his or her respective position.

Adoption of Vylor Inc. 2026 Omnibus Incentive Plan and Vylor Inc. 2026 Employee Stock Purchase Plan

In connection with the Separation, the Board adopted, and EIDP, as the Company’s then-sole stockholder, approved, the Vylor Inc. 2026 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and the Vylor Inc. 2026 Employee Stock Purchase Plan (the “ESPP”), in each case, effective as of the Effective Time. A description of the material terms of the Omnibus Incentive Plan and the ESPP can be found in the Information Statement under the section entitled “Compensation Discussion and Analysis”, which description is incorporated by reference into this Item 5.02. The description is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan and the ESPP, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Adoption of Vylor Inc. Change in Control and Executive Severance Plan

In connection with the Separation, the Board adopted the Vylor Inc. Change in Control and Executive Severance Plan (the “Severance Plan”), effective as of the Effective Time, which provides severance protections to designated employees of the Company, including the Company’s executive officers. Under the Severance Plan, upon a termination of employment by the Company without cause or by the participant for good reason (for certain tiers, good reason termination applies only during the two-year period following a change in control (the “Covered Period”)), a participant will be eligible to receive (i) a lump sum cash severance payment equal to an applicable severance multiple (as described below) times the sum of the participant’s annual base salary and target annual bonus, (ii) a lump sum cash payment equal to a pro-rated portion of target annual bonus for the year of termination, (iii) continued health, dental and vision benefits for the benefits continuation period (as described below) and (iv) outplacement services. If the qualifying termination occurs during the Covered Period, a participant’s outstanding equity awards will become fully vested and exercisable with performance conditions deemed achieved at target. Receipt of severance benefits is conditioned on the participant’s execution of a release of claims and continued compliance with restrictive covenants, including non-competition and non-solicitation covenants for one year following termination.

“Applicable severance multiple” means three times for the Chief Executive Officer if the qualifying termination occurs during the Covered Period and two times if the qualifying termination occurs outside of the Covered Period, and ranges from a minimum of one half times to a maximum of two times for other participants depending on tier, years of service, and whether the qualifying termination occurs during the Covered Period.

“Benefits continuation period” generally means, for the Chief Executive Officer, the period beginning on the date of the qualifying termination and ending three years thereafter if the qualifying termination occurs during the Covered Period, and two years thereafter if the qualifying termination occurs outside of the Covered Period. For other participants, the “benefits continuation period” ranges from a minimum of six months to a maximum of two years, depending on tier, years of service, and whether the qualifying termination occurs during the Covered Period.

The description is qualified in its entirety by reference to the full text of the Severance Plan, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Adoption of Vylor Inc. Management Deferred Compensation Plan

In connection with the Separation, the Board adopted the Vylor Inc. Management Deferred Compensation Plan (the “Management Deferred Compensation Plan”), effective as of the Effective Time, which permits a select group of management or highly compensated employees of the Company, including the Company’s executive officers, to defer receipt of up to 60% of their base salary and up to 60% of their short-term incentive awards. Participants may elect to have their accounts deemed invested in one or more investment options designated by the administrator, including a common stock unit fund. Upon separation from service, change of control, or a specified date elected by the participant, amounts will be distributed in either a lump sum or annual installments for up to ten years, if permitted and as elected by the participant. Benefits under the Management Deferred Compensation Plan are unfunded and are general, unsecured obligations of the Company.

The description is qualified in its entirety by reference to the full text of the Management Deferred Compensation Plan, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Adoption of Vylor Inc. Deferred Compensation and Stock Accumulation Plan for Directors

In connection with the Separation, the Board adopted the Vylor Inc. Deferred Compensation and Stock Accumulation Plan for Directors (the “Director Deferred Compensation Plan”), effective as of the Effective Time, which permits non-employee directors of the Company to defer, in the form of cash or stock units, all or a specified part of fees payable to the director for services as a director. Deferred cash bears interest at a rate corresponding to the average 30-year Treasury securities rate applicable for the quarter, compounded quarterly. Fees deferred in the form of stock units are allocated based on the closing price of the Company’s common stock, with dividend equivalents credited in the form of additional stock units. Upon separation from service or a specified calendar year elected by the director, amounts will be distributed in either a lump sum or annual installments, if permitted and as elected by the director. Benefits under the Director Deferred Compensation Plan are unfunded and are general, unsecured obligations of the Company.

The description is qualified in its entirety by reference to the full text of the Director Deferred Compensation Plan, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The audited combined financial statements from the Information Statement are incorporated by reference into this Item 9.01(a).

(b) Pro forma financial information.

The unaudited Pro Forma Consolidated Financial Statements for the Company as of June 30, 2026, and for the six months ended June 30, 2026 and the year ended December 31, 2025, from the Information Statement are incorporated by reference into this Item 9.01(b), and were prepared in accordance with Article 11 of Regulation S-X, to give effect to the Separation and ancillary transactions including those related to the Company’s capital structure after the Separation.

(d) Exhibits.

Exhibit No.	Description

10.1	Vylor Inc. 2026 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to the Company’s Registration Statement on Form 10 (File No. 001-43376), filed on September 15, 2026)

10.2	Vylor Inc. 2026 Employee Stock Purchase Plan

10.3	Vylor Inc. Change in Control and Executive Severance Plan

10.4	Vylor Inc. Management Deferred Compensation Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form 10 (File No. 001-43376), filed on September 15, 2026)

10.5	Vylor Inc. Deferred Compensation and Stock Accumulation Plan for Directors (incorporated by reference to Exhibit 10.8 to Amendment No. 2 to the Company’s Registration Statement on Form 10 (File No. 001-43376), filed on September 15, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules or similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplemental copies of any of the omitted schedules or attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYLOR INC.

By:	/s/ David P. Johnson
Name:	David P. Johnson
Title:	Chief Financial Officer

Date: October 7, 2026